Exhibit 99.1

MasTec, Inc. Announces Results of Early Participation in

Tender Offer and Consent Solicitation

CORAL GABLES, Fla., June 20, 2024 /PRNewswire/ -- MasTec, Inc. (NYSE: MTZ) (“MasTec”) announced that IEA Energy Services LLC, a wholly owned subsidiary of MasTec (“IEA”), has received valid consents from holders (the “Holders”) of not less than a majority in principal amount of IEA’s 6.625% Senior Notes due 2029 (the “IEA Notes”) sufficient to adopt the Proposed Amendments (as defined herein) with respect to the IEA Notes Indenture (as defined herein) pursuant to the previously announced cash tender offer for any and all outstanding IEA Notes (the “Tender Offer”) and the related solicitation of consents from the Holders of the IEA Notes (the “Consent Solicitation”).

The Tender Offer expires at 5:00 p.m., Eastern Time, on July 5, 2024 (such date and time, as the same may be extended, the “Expiration Time”).

The consents received in the Consent Solicitation from the holders of a majority of the aggregate principal amount of the outstanding IEA Notes (the “Requisite Consents”) permit IEA to eliminate or modify certain of the covenants, restrictive provisions and events of default (such amendments, as further described in the Offer to Purchase (as defined herein), the “Proposed Amendments”) in the indenture, dated as of August 17, 2021, governing the IEA Notes (the “IEA Notes Indenture”). Accordingly, IEA will execute a supplemental indenture (the “Supplemental Indenture”) to the IEA Notes Indenture to effect the Proposed Amendments. Although the Supplemental Indenture will become effective upon execution thereof, the Proposed Amendments will not become operative unless and until the IEA Notes with respect to which the Requisite Consents have been delivered are paid for.

As of 5:00 p.m., Eastern Time on June 18, 2024 (the “Early Tender Deadline”), the principal amount of IEA Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly delivered and not validly revoked). For IEA Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline, Holders of such IEA Notes are eligible to receive the total consideration (the “Total Consideration”), which consists of $950 per $1,000 principal amount of such IEA Notes (the “Offer Consideration”), and an early tender premium, equal to $50 per $1,000 principal amount of such IEA Notes (the “Early Tender Payment”). To be eligible to receive the Total Consideration, such Holders must (i) have validly tendered (and not validly withdrawn) their IEA Notes at or prior to the Early Tender Deadline and (ii) validly delivered (and not validly revoked) their consent in the Consent Solicitation at or prior to the Early Tender Deadline.

IEA Notes	CUSIP	IEA Notes Outstanding Principal Amount	Offer Consideration(1)	Early Tender Payment(1)	Total Consideration(1)(2)	IEA Notes Tendered at Early Tender Deadline
						Principal Amount	Percentage
6.625% Senior Notes due 2029	(144A) 45174AAA0 (Reg S) U4502YAA5 (IAI) 45174AAB8	$225,116,000	$950.00	$50.00	$1,000.00	$203,709,000	90.49%

(1)

For each $1,000 principal amount of IEA Notes, excluding accrued but unpaid interest thereon, which interest will be paid in addition to the Offer Consideration or the Total Consideration, as applicable.

(2)	Total Consideration includes the Early Tender Payment.

Pursuant to the terms and conditions of the Tender Offer and Consent Solicitation, IEA has accepted for purchase all IEA Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and payment of the Total Consideration, plus accrued and unpaid interest, will be made to the Holders of such IEA Notes on June 24, 2024.

The payment date of the Offer Consideration for IEA Notes that are validly tendered and not validly withdrawn after the Early Tender Deadline but at or prior to the Expiration Time and accepted for purchase is expected to be July 9, 2024. In accordance with the terms of the Tender Offer and Consent Solicitation, the withdrawal deadline was 5:00 p.m., Eastern Time, on June 18, 2024. As a result, tendered Notes may no longer be withdrawn, and delivered consents may no longer be revoked, except in certain limited circumstances where additional withdrawal rights are required by law.

Since at least 90% of Holders of the outstanding principal amount of IEA Notes validly tendered and did not validly withdraw such IEA Notes, IEA expects to exercise its right, pursuant to the terms of the IEA Notes Indenture, to redeem the remaining IEA Notes that are outstanding following the Expiration Time. Such redemption will be at a redemption price equal to the Offer Consideration, plus accrued and unpaid interest, if any. This press release is not a notice of redemption of the IEA Notes and there can be no assurance that the Company will redeem the remaining IEA Notes outstanding.

IEA has retained J.P. Morgan to serve as the sole Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to J.P. Morgan at (212) 834-4818 or toll-free at (866) 834-4666. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance.

The complete terms and conditions of the Tender Offer and Consent Solicitation are described in the offer to purchase and consent solicitation statement, dated June 5, 2024 (the “Offer to Purchase”), copies of which may be obtained by contacting D.F. King, the tender agent and information agent in connection with the Tender Offer and Consent Solicitation, by telephone at (888) 605-1956 (U.S. toll-free) or (212) 269-5550 (banks and brokers), or by email at IEA@dfking.com.

None of MasTec, IEA, the Dealer Manager, the tender agent or the information agent makes any recommendation as to whether Holders should tender their IEA Notes pursuant to the Tender Offer or whether Holders should deliver their consents to the Proposed Amendments, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender IEA Notes and deliver consents, and, if so, the principal amount of IEA Notes to tender.

This press release is provided for informational purposes only and does not constitute an offer to sell or purchase, or a solicitation of an offer purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation or purchase will be made in any jurisdiction in which such an offer, solicitation or purchase would be unlawful. The Tender Offer is being made solely pursuant to the offering documents referenced above and only to such persons and in such jurisdictions as are permitted under applicable law.

About MasTec, Inc.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. MasTec’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: wireless, wireline/fiber and customer fulfillment activities; power delivery infrastructure, including transmission, distribution, environmental planning and compliance; power generation infrastructure, primarily from clean energy and renewable sources; pipeline infrastructure, including for natural gas, water and carbon capture sequestration pipelines and pipeline integrity services; heavy civil and industrial infrastructure, including roads, bridges and rail; and environmental remediation services. MasTec’s customers are primarily in these industries.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, but are not limited to, the anticipated results and execution of the Tender Offer and Consent Solicitation and the actions that IEA may take with respect thereto; expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: risks related to timely completion, or completion at all, of the Tender Offer; risks related to IEA’s ability to obtain consents under the Consent Solicitation; risks that conditions to the closing of the proposed transaction are not satisfied or waived at all or on the anticipated timeline; market conditions, including from rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries, supply chain issues and technological developments; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including risks related to the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting, as well as other risks detailed in our filings with the Securities and Exchange Commission.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.